                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Basic Value Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 26 to Registration Statement No. 2-58521 of our report dated August 4, 1997 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 26, 1997